                                                                      EXHIBIT 11

                              BIG CITY RADIO, INC.

                       COMPUTATION OF EARNINGS PER SHARE

                                                             THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                  JUNE 30,                      JUNE 30,
                                                        ----------------------------  ----------------------------
                                                            1998           1997           1998           1997
                                                        -------------  -------------  -------------  -------------
Net loss..............................................  $  (5,459,000) $  (2,253,000) $  (8,745,000) $  (5,257,000)
                                                        -------------  -------------  -------------  -------------
                                                        -------------  -------------  -------------  -------------
Weighted average number of shares outstanding--Basic:

Weighted average number of shares outstanding.........     13,988,913      9,375,520     13,982,253      9,375,520
                                                        -------------  -------------  -------------  -------------
                                                        -------------  -------------  -------------  -------------
Net loss per share:
  Basic(a)............................................  $       (0.39) $       (0.24) $       (0.63) $       (0.56)
                                                        -------------  -------------  -------------  -------------
                                                        -------------  -------------  -------------  -------------

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(a) In calculating diluted earnings per share, no potential shares of common stock are to be included in the computation of diluted earnings per share when a loss from continuing operations available to common stockholders exists. For the three and six months ended June 30, 1998 and 1997, the Company had a loss from continuing operations.